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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                      -of-

                           DATA SCIENCES INCORPORATED

                               *******************

                  I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  FIRST:  The name of the corporation is

                  DATA SCIENCES INCORPORATED

                  SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the corporation is authorized is to issue is two million (2,000,000) shares of the par value of one cent ($.01) each.

                  FIFTH: The name and address of the single incorporator are M.P. Gorsuch, 306 South State Street, Dover, Delaware.

                  SIXTH: The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who it may indemnify pursuant thereto.

                  SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and




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all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 19th day of November, 1968. In the presence of:



-----------------------

                                                ________________________ (L.S.)





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STATE OF DELAWARE        )
                         ) SS.:
COUNTY OF KENT           )


                  BE IT REMEMBERED that on this 19th day of November, 1968, personally came before me Emma V. Hall, a Notary Public in and for the County and State aforesaid, M. P. Gorsuch, the sole party to the foregoing Certificate of Incorporation, known to me personally to be such, and she acknowledged the said certificate to be her act and deed, and that the facts therein stated are true.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                                  -----------------------------
                                                           Notary Public